United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2014

CHINA GREEN AGRICULTURE, INC.

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(Exact name of Registrant as specified in charter)

Nevada	001-34260	36-3526027
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

300 Walnut Street Suite 245
Des Moines, IA 50309

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (515) 897-2421

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

The disclosure under Item 3.02 hereunder is incorporated by reference.

Item 3.02      Unregistered Sales of Equity Securities.

On October 1, 2014, the Board of Directors (the “Board”) of China Green Agriculture, Inc., a corporation incorporated in the State of Nevada (the “Company”), approved a private placement investment in the Company’s common stock from Mr. Tao Li, Chairman and CEO of the Company. The Company sold and issued 496,445 shares of its common stock, par value $0.001 per share (the “Common Stock”) at a purchase price of $2.25 per share, the closing price of the Common Stock that day, for an aggregate purchase price of $1,117,000 pursuant to and in accordance with the terms and provisions of a Securities Purchase Agreement in a form previously presented to the Board and the parties entered into on October 1, 2014. A copy of the Securities Purchase Agreement is herein attached as Exhibit 10.1 and incorporated by reference.

The Company’s audit committee approved the transaction and recommended it to the Board.

This transaction was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) of the Securities Act on the basis that the issuance did not involve a public offering.

Item 7.01      Regulation FD Disclosure.

On October 2, 2014, the Company issued a press release announcing that Board’s approval of the private placement as disclosed under Item 3.02 above and the rejection to certain short seller’s allegations. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits.

The following are filed as exhibits to this report:

Exhibit No.	Description
10.1	Securities Purchase Agreement by and between the Company and Tao Li.
99.1	Press Release, dated October 2, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2014

CHINA GREEN AGRICULTURE, INC.
(Registrant)

By: /s/ Tao Li
Name: Tao Li
Title: President and Chief Executive Officer